Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR SECOND QUARTER 2015

Residential Real Estate Leader Reports Revenue of $1.7 billion, a 9% Increase Year-over-Year;

Q2 Homesale Transaction Volume Increases 10% Year-over-Year

MADISON, N.J. (July 31, 2015) - Realogy Holdings Corp. (NYSE: RLGY), a global leader in residential real estate franchising and prominent provider of real estate brokerage, relocation, and title and settlement services, today reported financial results for the second quarter ended June 30, 2015, including the following highlights:

•	Revenue of $1.7 billion, which represents a 9% increase compared to second quarter 2014, was driven by higher homesale transaction volume.

•	Net income for second quarter 2015 was $97 million, and basic earnings per share was $0.66, representing increases of 43% and 40%, respectively, compared to the prior year period.

•	Adjusted EBITDA was $282 million, compared to $269 million in the second quarter of 2014, a year-over-year increase of $13 million.

•	Realogy generated $273 million of free cash flow for the quarter, or $1.86 per share, compared to $198 million, or $1.36 per share, in the prior year period.

•
Realogy's franchise (RFG) and company-owned (NRT) business segments achieved a 10% increase in combined homesale transaction volume (transaction sides multiplied by average sale price) compared to second quarter 2014. RFG reported a homesale transaction increase of 5% and an average homesale price increase of 5%. NRT reported a homesale transaction increase of 13% and an average homesale price decrease of 4%. The increase in NRT's transaction sides was bolstered by the strategic addition of the Coldwell Banker United and ZipRealty brokerage operations, which have a lower average sales price.

"Our second quarter results continued the momentum from the first quarter," said Richard A. Smith, Realogy's chairman, chief executive officer and president. "The fundamentals of the housing market continue to gain strength, and our results reflect these improving conditions along with the impact of our strategic growth initiatives."
Smith continued: "We delivered strong free cash flow of $273 million in the second quarter, which we believe demonstrates the strength of our business model. We expect that we will end the year with a cash balance of approximately $650 million, more than double the balance at December 31, 2014, which positions us to further delever our balance sheet."
"Looking ahead to the third quarter of 2015, we expect to see homesale transaction volume gains in the range of 7% to 10% year-over-year on a company-wide basis," said Anthony E. Hull, executive vice president, chief financial officer and treasurer. "Based on our closed and open sales activity in June and July, we expect third quarter homesale transaction sides to be up 5% to 7% year-over-year and average homesale price to increase 2% to 3% for RFG and NRT combined."
Hull continued: "Since our primary earnings quarters are the second and third quarters of each year, and we now have visibility into the third quarter, we are providing full year Adjusted EBITDA guidance at this time. We expect Realogy's Adjusted EBITDA will be between $810 to $840 million for the full year 2015 and expect that our Adjusted EBITDA margins will be between 14.1% to 14.3%."

Realogy Reports Financial Results for Second Quarter 2015                    2

The Company ended the quarter with a cash and cash equivalents balance of $359 million and no outstanding borrowings under its revolving credit facility. Total long-term corporate debt, including the short term portion, net of cash and cash equivalents, totaled $3,543 million at June 30, 2015.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, July 31, at 8:30 a.m. (EDT), Realogy will hold a conference call via webcast to review its second quarter 2015 results. The call will be hosted by Richard A. Smith, chairman, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at www.realogy.com under "Investors" or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available from July 31 through August 14, 2015.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising and brokerage with many of the best-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby's International Realty® and ZipRealty®.  Collectively, Realogy's franchise system members operate approximately 13,500 offices with more than 254,800 independent sales associates conducting business in 111 countries and territories around the world.  NRT LLC, Realogy’s company-owned real estate brokerage, is the largest residential brokerage company in the United States, operates under several of Realogy’s brands and also provides related residential real estate services. The Company also owns Cartus, a prominent worldwide provider of relocation services to corporate and affinity clients, and Title Resource Group, a leading provider of title, settlement and underwriting services.  Realogy is headquartered in Madison, New Jersey.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to the lack of sustained improvement in the number of home sales and/or stagnant or declining home prices, low levels of consumer confidence, the impact of slow economic growth or future recessions and related high levels of unemployment in the U.S. and abroad, continued low inventory levels, renewed high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business, and increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing; the Company's geographic and high-end market concentration, particularly with respect to its Company-owned brokerage operations; the Company's failure to enter into or renew franchise agreements or maintain its brands; risks relating to our outstanding debt and interest obligations; variable rate indebtedness which subjects the Company to interest rate risk; the Company's inability to access capital or

Realogy Reports Financial Results for Second Quarter 2015                    3

refinance or repay existing indebtedness; the Company's inability to realize the benefits from acquisitions; any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and/or the Internal Revenue Code and changes in state or federal employment laws or regulations that would require reclassification of independent contractor sales associates to employee status, and wage and hour regulations; the Company's inability to sustain improvements in its operating efficiency; and the final resolution or outcomes with respect to Cendant's (our former parent) remaining contingent liabilities.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. See Table 8 for definitions of these non-GAAP financial measures and Tables 5a, 5b, 6 and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
Because of the forward-looking nature of the Company’s forecasted non-GAAP financial measures, specific quantifications of the amounts that would be required to reconcile forecasted Adjusted EBITDA to forecasted EBITDA and forecasted net income are not readily determinable. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Investor Contacts:	Media Contact:
Alicia Swift	Mark Panus
(973) 407-4669	(973) 407-7215
alicia.swift@realogy.com	mark.panus@realogy.com

Jennifer Pepper
(973) 407-7487
jennifer.pepper@realogy.com

Realogy Reports Financial Results for Second Quarter 2015                    4

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Gross commission income	$1,278	$1,170	$2,059	$1,908
Service revenue	228	211	399	376
Franchise fees	99	92	166	155
Other	46	39	89	80
Net revenues	1,651	1,512	2,713	2,519
Expenses
Commission and other agent-related costs	877	804	1,407	1,304
Operating	366	340	708	676
Marketing	59	52	115	103
General and administrative	92	65	170	135
Former parent legacy costs (benefit), net	(1)	—	(1)	1
Depreciation and amortization	52	46	98	92
Interest expense, net	50	73	118	143
Loss on the early extinguishment of debt	—	17	—	27
Other (income)/expense, net	(1)	(1)	(1)	(1)
Total expenses	1,494	1,396	2,614	2,480
Income before income taxes, equity in earnings and noncontrolling interests	157	116	99	39
Income tax expense	66	51	42	17
Equity in earnings of unconsolidated entities	(7)	(4)	(9)	(1)
Net income	98	69	66	23
Less: Net income attributable to noncontrolling interests	(1)	(1)	(1)	(1)
Net income attributable to Realogy Holdings	$97	$68	$65	$22

Earnings per share attributable to Realogy Holdings:
Basic earnings per share	$0.66	$0.47	$0.44	$0.15
Diluted earnings per share	$0.66	$0.46	$0.44	$0.15
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	146.5	145.9	146.4	145.9
Diluted	148.0	146.8	147.9	147.0

Realogy Reports Financial Results for Second Quarter 2015                    5

Table 1a

REALOGY HOLDINGS CORP.
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to Realogy Holdings	$97	$68	$65	$22
Addback:
Loss on the early extinguishment of debt, net of tax	—	17	—	27
Adjusted net income attributable to Realogy Holdings	$97	$85	$65	$49

Adjusted earnings per share
Basic earnings per share:	$0.66	$0.58	$0.44	$0.34
Diluted earnings per share:	$0.66	$0.58	$0.44	$0.33

Weighted average common and common equivalent shares outstanding:
Basic:	146.5	145.9	146.4	145.9
Diluted:	148.0	146.8	147.9	147.0

Adjusted net income is defined by us as net income before loss on the early extinguishment of debt. Adjusted earnings per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our results of operations.

Realogy Reports Financial Results for Second Quarter 2015                    6

Table 2

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$359	$313
Trade receivables (net of allowance for doubtful accounts of $24 and $27)	163	116
Relocation receivables	434	297
Deferred income taxes	210	180
Other current assets	136	120
Total current assets	1,302	1,026
Property and equipment, net	236	233
Goodwill	3,554	3,477
Trademarks	736	736
Franchise agreements, net	1,462	1,495
Other intangibles, net	325	341
Other non-current assets	231	230
Total assets	$7,846	$7,538

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$154	$128
Securitization obligations	389	269
Due to former parent	46	51
Current portion of long-term debt	519	19
Accrued expenses and other current liabilities	422	411
Total current liabilities	1,530	878
Long-term debt	3,383	3,891
Deferred income taxes	413	350
Other non-current liabilities	247	236
Total liabilities	5,573	5,355
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 146,591,075 shares outstanding at June 30, 2015 and 146,382,923 shares outstanding at December 31, 2014	1	1
Additional paid-in capital	5,702	5,677
Accumulated deficit	(3,399)	(3,464)
Accumulated other comprehensive loss	(35)	(35)
Total stockholders' equity	2,269	2,179
Noncontrolling interests	4	4
Total equity	2,273	2,183
Total liabilities and equity	$7,846	$7,538

Realogy Reports Financial Results for Second Quarter 2015                    7

Table 3a

REALOGY HOLDINGS CORP.
2015 vs. 2014 KEY DRIVERS

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Real Estate Franchise Services (a) (b)
Closed homesale sides	307,293	293,450	5%	519,432	497,422	4%
Average homesale price	$266,456	$252,606	5%	$260,296	$246,088	6%
Average homesale broker commission rate	2.52%	2.53%	(1) bps	2.52%	2.53%	(1) bps
Net effective royalty rate	4.48%	4.46%	2 bps	4.50%	4.47%	3 bps
Royalty per side	$312	$297	5%	$308	$291	6%
Company Owned Real Estate Brokerage Services
Closed homesale sides (c)	99,435	87,803	13%	159,622	144,489	10%
Average homesale price (d)	$493,746	$511,969	(4%)	$497,083	$502,979	(1%)
Average homesale broker commission rate	2.46%	2.47%	(1) bps	2.45%	2.48%	(3) bps
Gross commission income per side	$12,830	$13,335	(4%)	$12,901	$13,220	(2%)
Relocation Services
Initiations	51,528	51,306	—%	89,696	89,205	1%
Referrals	29,033	27,346	6%	47,055	43,842	7%
Title and Settlement Services
Purchase title and closing units	35,596	33,104	8%	57,239	53,879	6%
Refinance title and closing units	9,815	6,410	53%	19,311	13,609	42%
Average fee per closing unit	$1,795	$1,812	(1%)	$1,777	$1,772	—%
_______________

(a)	Includes all franchisees except for our Company Owned Real Estate Brokerage Services segment.

(b)
In April 2015, the Company Owned Real Estate Brokerage Services segment acquired a large franchisee of the Real Estate Franchise Services segment. As a result of the acquisition, the drivers of the acquired entity shifted between the segments. Closed homesale sides for the Real Estate Franchise Services segment, excluding the impact of the acquisition, would have increased 7% and 6% for the three and six months ended June 30, 2015, respectively, compared to 2014. The acquisition did not have a significant impact on the change in average homesale price for the Real Estate Franchise Services segment.

(c)
Closed homesale sides for the Company Owned Real Estate Brokerage Services segment, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 4% for both the three and six months ended June 30, 2015 compared to 2014.

(d)
Average homesale price for the Company Owned Real Estate Brokerage Services segment, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have remained flat and increased 2% for the three and six months ended June 30, 2015, respectively, compared to 2014.

Realogy Reports Financial Results for Second Quarter 2015                    8

Table 3b

REALOGY HOLDINGS CORP.
2014 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
Real Estate Franchise Services (a)
Closed homesale sides	203,972	293,450	306,338	261,578	1,065,339
Average homesale price	$236,711	$252,606	$255,780	$251,539	$250,214
Average homesale broker commission rate	2.53%	2.53%	2.51%	2.52%	2.52%
Net effective royalty rate	4.49%	4.46%	4.49%	4.52%	4.49%
Royalty per side	$282	$297	$301	$299	$296
Company Owned Real Estate Brokerage Services
Closed homesale sides	56,685	87,803	89,472	74,372	308,332
Average homesale price	$489,053	$511,969	$498,650	$498,276	$500,589
Average homesale broker commission rate	2.50%	2.47%	2.46%	2.45%	2.47%
Gross commission income per side	$13,041	$13,335	$12,985	$12,888	$13,072
Relocation Services
Initiations	37,898	51,306	44,019	37,987	171,210
Referrals	16,496	27,346	29,259	23,654	96,755
Title and Settlement Services
Purchase title and closing units	20,775	33,104	32,355	26,840	113,074
Refinance title and closing units	7,199	6,410	6,520	7,400	27,529
Average price per closing unit	$1,715	$1,812	$1,956	$1,770	$1,780
_______________

(a)	Includes all franchisees except for our Company Owned Real Estate Brokerage Services segment.

Realogy Reports Financial Results for Second Quarter 2015                    9

Table 4a
REALOGY HOLDINGS CORP.
SELECTED 2015 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31, 2015	June 30, 2015
Net revenues (a)
Real Estate Franchise Services	$151	$213
Company Owned Real Estate Brokerage Services	796	1,289
Relocation Services	85	108
Title and Settlement Services	87	128
Corporate and Other	(57)	(87)
Total Company	$1,062	$1,651

EBITDA (b)
Real Estate Franchise Services	$86	$146
Company Owned Real Estate Brokerage Services	(16)	97
Relocation Services	7	29
Title and Settlement Services	(3)	20
Corporate and Other (c)	(16)	(27)
Total Company	$58	$265
Less:
Depreciation and amortization	46	52
Interest expense, net	68	50
Income tax expense (benefit)	(24)	66
Net Income (loss) attributable to Realogy Holdings	$(32)	$97
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $57 million and $87 million for the three months ended March 31, 2015 and June 30, 2015, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million and $15 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2015 and June 30, 2015, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	Includes a net benefit of $1 million of former parent legacy items for the three months ended June 30, 2015.

(c)
The three months ended June 30, 2015 includes $6 million of costs related to the settlement of a legal matter, subject to court approval, and certain transaction costs related to acquisitions in April 2015.

Realogy Reports Financial Results for Second Quarter 2015                    10

Table 4b
REALOGY HOLDINGS CORP.
SELECTED 2014 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2014	2014	2014	2014	2014
Net revenues (a)
Real Estate Franchise Services	$144	$196	$199	$177	$716
Company Owned Real Estate Brokerage Services	750	1,182	1,175	971	4,078
Relocation Services	86	107	125	101	419
Title and Settlement Services	81	108	111	98	398
Corporate and Other	(54)	(81)	(79)	(69)	(283)
Total Company	$1,007	$1,512	$1,531	$1,278	$5,328

EBITDA (b)
Real Estate Franchise Services	$79	$137	$136	$111	$463
Company Owned Real Estate Brokerage Services	(20)	91	93	29	193
Relocation Services	7	26	47	22	102
Title and Settlement Services	(5)	17	15	9	36
Corporate and Other	(25)	(33)	(18)	(31)	(107)
Total Company	$36	$238	$273	$140	$687
Less:
Depreciation and amortization	46	46	48	50	190
Interest expense, net	70	73	54	70	267
Income tax expense (benefit)	(34)	51	71	(1)	87
Net income (loss) attributable to Realogy Holdings	$(46)	$68	$100	$21	$143
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $54 million, $81 million, $79 million and $69 million for the three months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $7 million, $12 million, $13 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	The three months ended March 31, 2014 includes $10 million related to the loss on early extinguishment of debt and $1 million of former parent legacy costs.
The three months ended June 30, 2014 includes $17 million related to the loss on early extinguishment of debt.
The three months ended September 30, 2014 includes a net benefit of $2 million of former parent legacy items and the reversal of prior year restructuring of $1 million.
The three months ended December 31, 2014 includes $20 million related to loss on early extinguishment of debt and a net benefit of $9 million of former parent legacy items.

Realogy Reports Financial Results for Second Quarter 2015                    11

Table 5a
REALOGY HOLDINGS CORP.
2015 EBITDA AND ADJUSTED EBITDA
(In millions)
A reconciliation of net income attributable to Realogy Group to EBITDA and Adjusted EBITDA for the twelve months ended June 30, 2015 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Six Months Ended	Six Months Ended	Six Months Ended	Twelve Months Ended
	December 31, 2014	June 30, 2014	December 31, 2014	June 30, 2015	June 30, 2015
Net income attributable to Realogy Group (a)	$143	$22	$121	$65	$186
Income tax expense	87	17	70	42	112
Income before income taxes	230	39	191	107	298
Interest expense, net	267	143	124	118	242
Depreciation and amortization	190	92	98	98	196
EBITDA (b)	687	274	413	323	736
Covenant calculation adjustments:
Restructuring costs (reversals) and former parent legacy costs (benefit), net (c)					(13)
Loss on the early extinguishment of debt					20
Pro forma effect of business optimization initiatives (d)					14
Non-cash charges (e)					38
Pro forma effect of acquisitions and new franchisees (f)					16
Incremental securitization interest costs (g)					4
Adjusted EBITDA					$815
Total senior secured net debt (h)					$2,185
Senior secured leverage ratio (i)					2.68	x
_______________

(a)
Net income (loss) attributable to Realogy consists of: (i) income of $100 million for the third quarter of 2014, (ii) income of $21 million for the fourth quarter of 2014, (iii) a loss of $32 million for the first quarter of 2015 and (iv) income of $97 million for the second quarter of 2015.

(b)
EBITDA consists of: (i) $273 million for the third quarter of 2014, (ii) $140 million for the fourth quarter of 2014, (iii) $58 million for the first quarter of 2015 and (iv) $265 million for the second quarter of 2015.

(c)	Consists of a net benefit of $1 million for the reversal of a restructuring reserve and a net benefit of $12 million for former parent legacy items.

(d)
Represents the twelve-month pro forma effect of business optimization initiatives including $9 million of transaction and integration costs incurred for the ZipRealty acquisition, $3 million related to business cost cutting initiatives and $2 million related to vendor renegotiations.

(e)
Represents the elimination of non-cash expenses, including $49 million of stock-based compensation expense less $10 million for the change in the allowance for doubtful accounts and notes reserves and $1 million of other items.

(f)
Represents the estimated impact of acquisitions and new franchisees as if they had been acquired or signed on July 1, 2014. Franchisee sales activity is comprised of new franchise agreements as well as growth acquired by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of July 1, 2014.

(g)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended June 30, 2015.

(h)
Represents total borrowings under the senior secured credit facility and borrowings secured by a first priority lien on our assets of $2,470 million plus $23 million of capital lease obligations less $308 million of readily available cash as of June 30, 2015. Pursuant to the terms of our senior secured credit facility, total senior secured net debt does not include the First and a Half Lien Notes, other indebtedness secured by a lien on our assets that is pari passu or junior in priority to the First and a Half Lien Notes, our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

(i)
Realogy Group’s borrowings and outstanding letters of credit issued under the revolving credit facility did not exceed 25% of the revolving credit facility's borrowing capacity at June 30, 2015, and accordingly the covenant was not applicable.

Realogy Reports Financial Results for Second Quarter 2015                    12

Table 5b
REALOGY HOLDINGS CORP.
2014 EBITDA AND ADJUSTED EBITDA
(In millions)
A reconciliation of net income attributable to Realogy Group to EBITDA and Adjusted EBITDA for the year ended December 31, 2014 is set forth in the following table:

	Year Ended December 31, 2014
Net income attributable to Realogy Group	$143
Income tax expense	87
Income before income taxes	230
Interest expense, net	267
Depreciation and amortization	190
EBITDA	687
Covenant calculation adjustments:
Restructuring costs (reversals) and former parent legacy costs (benefit), net (a)	(11)
Loss on the early extinguishment of debt	47
Pro forma effect of business optimization initiatives (b)	14
Non-cash charges (c)	30
Pro forma effect of acquisitions and new franchisees (d)	8
Incremental securitization interest costs (e)	4
Adjusted EBITDA	$779
Total senior secured net debt (f)	$2,242
Senior secured leverage ratio (g)	2.88	x
_______________

(a)	Consists of a net benefit of $1 million for the reversal of a restructuring reserve and a net benefit of $10 million for former parent legacy items.

(b)
Represents the twelve-month pro forma effect of business optimization initiatives including $9 million of transaction and integration costs incurred for the ZipRealty acquisition, $3 million related to business cost cutting initiatives and $2 million related to vendor renegotiations.

(c)
Represents the elimination of non-cash expenses, including $43 million of stock-based compensation expense less $12 million for the change in the allowance for doubtful accounts and notes reserves and $1 million of other items from January 1, 2014 through December 31, 2014.

(d)
Represents the estimated impact of acquisitions and new franchisees as if they had been acquired or signed on January 1, 2014. Franchisee sales activity is comprised of new franchise agreements as well as growth acquired by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2014.

(e)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2014.

(f)
Represents total borrowings under the senior secured credit facility and borrowings secured by a first priority lien on our assets of $2,480 million plus $20 million of capital lease obligations less $258 million of readily available cash as of December 31, 2014. Pursuant to the terms of our senior secured credit facility, total senior secured net debt does not include the First and a Half Lien Notes, other indebtedness secured by a lien on our assets that is pari passu or junior in priority to the First and a Half Lien Notes, our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

(g)
Realogy Group’s borrowings and outstanding letters of credit issued under the revolving credit facility did not exceed 25% of the revolving credit facility's borrowing capacity at December 31, 2014, and accordingly the covenant was not applicable.

Realogy Reports Financial Results for Second Quarter 2015                    13

Table 6
REALOGY HOLDINGS CORP.
EBITDA AND ADJUSTED EBITDA
THREE MONTHS ENDED JUNE 30, 2015 AND 2014
(In millions)
Set forth in the table below is a reconciliation of net income attributable to Realogy Group to Adjusted EBITDA for the three-month periods ended June 30, 2015 and 2014:

	Three Months Ended
	June 30, 2015	June 30, 2014
Net income attributable to Realogy	$97	$68
Income tax expense	66	51
Income before income taxes	163	119
Interest expense, net	50	73
Depreciation and amortization	52	46
EBITDA	265	238
Former parent legacy benefit, net	(1)	—
Loss on the early extinguishment of debt	—	17
Pro forma effect of business optimization initiatives	2	1
Non-cash charges	12	10
Pro forma effect of acquisitions and new franchisees	3	2
Incremental securitization interest costs	1	1
Adjusted EBITDA	$282	$269

Realogy Reports Financial Results for Second Quarter 2015                    14

Table 7
REALOGY HOLDINGS CORP.
FREE CASH FLOW

A reconciliation of net income attributable to Realogy Holdings to free cash flow is set forth in the following table:

	Three Months Ended		Three Months Ended
	June 30, 2015		June 30, 2014
	($ in millions)	($ per share)	($ in millions)	($ per share)
Net income attributable to Realogy Holdings / Basic earnings per share	$97	$0.66	$68	$0.47
Income tax expense, net of payments	62	0.42	48	0.33
Interest expense, net	50	0.34	73	0.50
Cash interest payments	(51)	(0.35)	(38)	(0.26)
Depreciation and amortization	52	0.36	46	0.31
Capital expenditures	(22)	(0.15)	(18)	(0.12)
Loss on the early extinguishment of debt	—	—	17	0.12
Working capital adjustments	51	0.35	15	0.10
Relocation receivables, net of securitization obligations	34	0.23	(13)	(0.09)
Free Cash Flow / Cash Earnings Per Share	$273	$1.86	$198	$1.36
Basic weighted average number of common shares outstanding (in millions)		146.5		145.9

Realogy Reports Financial Results for Second Quarter 2015                    15

Table 8

Non-GAAP Definitions
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes. Adjusted EBITDA calculated for a twelve-month period is presented to demonstrate our compliance with the senior secured leverage ratio covenant in the senior secured credit facility. Adjusted EBITDA calculated for a twelve-month period corresponds to the definition of "EBITDA," calculated on a "pro forma basis," used in the senior secured credit facility to calculate the senior secured leverage ratio. Adjusted EBITDA includes adjustments to EBITDA for restructuring costs, former parent legacy cost (benefit) items, net, loss on the early extinguishment of debt, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period. Adjusted EBITDA calculated for a three-month period adjusts for the same items as for a twelve-month period, except that the pro forma effect of cost savings, business optimizations and acquisitions and new franchisees are calculated as of the beginning of the three-month period instead of the twelve-month period.
We present EBITDA and Adjusted EBITDA because we believe EBITDA and Adjusted EBITDA are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our results of operations. Our management, including our chief operating decision maker, uses EBITDA as a factor in evaluating the performance of our business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider EBITDA or Adjusted EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash required for, our working capital needs;

•
these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies may calculate these measures differently so they may not be comparable.
In addition to the limitations described above, Adjusted EBITDA includes pro forma cost savings, the pro forma effect of business optimization initiatives and the pro forma full period effect of acquisitions and new franchisees. These adjustments may not reflect the actual cost savings or pro forma effect recognized in future periods.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. Cash Earnings Per Share is defined as Free Cash Flow divided by the weighted average basic shares outstanding. We use Free Cash Flow and Cash Earnings Per Share in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow and Cash Earnings Per Share are not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Free Cash Flow and Cash Earnings Per Share may differ from similarly titled measures presented by other companies.